 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 6, 2025, Momentus Inc. (the “Company”) announced the appointment of Lon Ensler, age 66, as the Company’s Chief Financial Officer, effective as of August 1, 2025. Mr. Ensler has served as the Company’s Interim Chief Financial Officer since April 2, 2024, and currently serves as the Company’s principal financial officer and principal accounting officer.

Mr. Ensler has more than 30 years of experience as a financial executive. From February 2019 until March 2024, he served as the Chief Financial Officer of Ziteo Medical, Inc., a provider of next generation molecular imaging medical devices. Prior to that, Mr. Ensler provided advisory, consulting and interim CFO services for a number of companies through his consulting firm Ensler Consulting from June 2015 through February 2019. Prior to that, Mr. Ensler served as the Chief Financial Officer of Xradia, Inc., a provider of high-tech capital equipment, from 2008 until 2015.

There are no family relationships between Mr. Ensler and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of Mr. Ensler’s employment agreement with the Company (the “Employment Agreement”), he will receive an annual base salary of $375,000 and will be eligible for an initial target cash bonus equal to 50% of his base salary. Mr. Ensler, subject to the approval of the board of directors of the Company, will also be eligible to receive a number of restricted stock units of Class A common stock of the Company (“RSUs”), representing 1% of the Company’s outstanding shares on the date of the grant of such RSUs. The vesting schedule of such RSUs will be 25% vesting on each of the first four anniversaries of the date of the grant of such RSUs. Mr. Ensler will also be eligible to receive severance benefits as set forth in the Employment Agreement, which include accrued benefits, severance payments of 6 months of base salary plus the annual cash bonus in effect immediately prior to the termination, prorated based on the days elapsed in the calendar year, and accelerated vesting of RSUs. The foregoing summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated August 1, 2025, by and between Lon Ensler and the Company.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Jon Layman
	Name:	Jon Layman
Dated: August 6, 2025	Title:	Chief Legal Officer and Corporate Secretary